Exhibit 99.1
FTAI Infrastructure Inc. Provides Update on Long Ridge Energy Terminal –
Extended Maintenance Outage in Q4 2022; Returned to Fully Operational Status

January 24, 2023 at 4:15 PM EST

NEW YORK, January 24, 2023 (GLOBE NEWSWIRE) -- FTAI Infrastructure Inc. (NASDAQ:FIP) (the “Company” or “FTAI Infrastructure”) reported its 50.1%-owned Long Ridge Energy Terminal and power plant (“Long Ridge”) in Hannibal, Ohio returned to fully-operational status at the end of the fourth quarter of 2022 after an extended outage for maintenance and repair of its gas turbine.

During a planned maintenance outage in the fourth quarter, Long Ridge discovered damage to its gas turbine, resulting in an extended outage period in order to repair the damage. The damage was caused by construction debris left in the gas turbine’s air intake prior to the commissioning of the plant.  All repairs were made, and the power plant returned to full operating status by the end of the quarter. Long Ridge expects all repair costs to be covered under warranty.

Notwithstanding the natural gas that Long Ridge sold into the market, primarily as a result of the extended outage and related revenue interruption, Long Ridge expects to report an operating loss for the fourth quarter ended December 31, 2022. "We believe the required repair work, while unfortunate, was a one-time event and will not affect Long Ridge’s revenue and profitability going forward.  We are enthusiastic about Long Ridge’s prospects for long-term cash flow and upside potential through incremental gas production and on-site developments,” said Ken Nicholson, Chief Executive Officer of FTAI Infrastructure.

About FTAI Infrastructure Inc.

FTAI Infrastructure primarily invests in critical infrastructure with high barriers to entry across the rail, ports and terminals, and power and gas sectors that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI Infrastructure is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the ability to recover all repair costs, the Company’s unreported fourth quarter financial statements and related information, the required repair work being a one-time event and Long Ridge’s future revenue, profitability, prospects and upside potential. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.fipinc.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
FTAI Infrastructure Inc.
(646) 734-9414
aandreini@fortress.com